Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

                   GENCORP REPORTS 2006 THIRD QUARTER RESULTS

SACRAMENTO, Calif. - October 4, 2006 - GenCorp Inc. (NYSE: GY) today reported results for the third quarter ended August 31, 2006.

Sales from continuing operations for the third quarter 2006 totaled $158.3 million, 18% above the $133.6 million for the third quarter 2005. Sales for the first nine months of 2006 were $453.9 million compared to $417.6 million for the first nine months of 2005, an increase of 9%. The increases reflect growth in the Company's Aerospace and Defense business.

The loss from continuing operations for the third quarter 2006 was $14.6 million ($0.26 per share) compared to a loss of $4.4 million ($0.08 per share) for the third quarter 2005. The 2006 third quarter results include a loss provision of $8.6 million associated with the Company's quarterly review of environmental reserves and estimated future recoveries from the U.S. government and other third parties. As a result, the Company increased its environmental reserves by $40.4 million and estimated recoveries by $31.8 million.

For the first nine months of 2006 and 2005, the net loss was $36.3 million and $55.3 million, respectively. The net loss in 2005 included a one-time charge of $28 million associated with the disposition of the Fine Chemicals business.

"Aerojet's 2006 third quarter was marked by continued sales growth and important wins on programs that should provide for both near and long-term growth," said Terry Hall, chairman, president and chief executive officer. "Aerojet was selected to provide key propulsion elements for Orion (formerly known as the Crew Exploration Vehicle), NASA's next-generation space system that will replace the Space Shuttle. This strategic win significantly expands Aerojet's share of NASA's space propulsion market.

"At the same time, our Real Estate segment continues to progress toward the entitlement of our Sacramento land. Although housing markets have slowed across the country, we remain optimistic about the long-term value of our land, given its desirable location within the Sacramento market and the region's favorable demographic forecast," concluded Hall.

                                     -more-

OPERATIONS REVIEW

Aerospace and Defense Segment
-----------------------------

Third quarter sales increased 19% to $156.6 million compared to $131.8 million in the third quarter 2005. Sales for the first nine months of 2006 were $449.0 million compared to $412.6 million for the first nine months of last year. The increase in sales during the third quarter and first nine months of fiscal 2006 is primarily the result of higher sales on the Atlas V program and defense system programs, partially offset by lower sales on the Titan program.

Third quarter 2006 segment performance was a loss of $1.8 million compared to income of $6.7 million in the third quarter 2005. Excluding the effect of environmental remediation provision adjustments and employee retirement benefit plan expense, third quarter segment performance was income of $13.8 million (8.8% of sales) compared to $16.6 million (12.6% of sales) in the third quarter 2005. For the first nine months of 2006, segment performance was a loss of $2.8 million compared to income of $12.5 million in the same period in 2005. Excluding the effect of environmental remediation provision adjustments, employee retirement benefit plan expense and unusual items, segment performance was $39.3 million (8.8% of sales) in the first nine months of 2006 compared to $42.1 million (10.2% of sales) in the comparable 2005 period. The change in segment performance as a percent of sales compared to 2005 is primarily driven by the completion of high margin Titan launch support activities in 2005, higher 2006 sales volume on the low margin Atlas program, and a variety of other changes in 2006 sales mix and performance. Segment performance, which is a non-GAAP financial measure, is defined in the Operating Segment information table included in this release.

Aerojet's third quarter included important new program wins, successful tests of missile defense systems and continued backlog growth.

Aerojet's role in the new Orion program is significant with Aerojet providing main engines, maneuvering engines, and retro rockets to Lockheed Martin for the vehicle's crew and service modules. Aerojet will also supply attitude control and jettison motors to Orbital Sciences Corporation for Orion's launch abort system.

Aerojet is also on one of two teams awarded NASA contracts for its Commercial Orbital Transport System (COTS) program. The first use of a COTS launch vehicle will be to replace the Space Shuttle for International Space Station cargo resupply missions. Aerojet will provide main engine propulsion and potentially other system elements.

Other achievements during the quarter included the successful intercept of a live target by the Terminal High Altitude Area Defense (THAAD) missile, boosted by an Aerojet motor. Also, during a test conducted by the Missile Defense Agency, Aerojet's Divert and Attitude Control System (DACS) steered a successful intercept of a threat-representative target missile. The quarter also marked the 250th consecutive Delta mission with 100% launch success.

                                     -more-

As of August 31, 2006, Aerojet's contract backlog was $772 million as compared to $696 million as of November 30, 2005. Funded backlog, which includes only those contracts for which money has been directly authorized by the U.S. Congress, or for which a firm purchase order has been received by a commercial customer, was $573 million at August 31, 2006 compared to $498 million as of November 30, 2005. Overall backlog growth reflects contract and funded awards in excess of sales on both production and development programs.

Real Estate Segment
-------------------

Sales for the first nine months of 2006 and 2005 were $4.9 million and $5.0 million, respectively, which consist primarily of rental income. Segment performance was $2.1 million for the first nine months of 2006 compared to $2.9 million for the first nine months of 2005.

The federal permitting processes with the US Army Corps of Engineers and the US Fish and Wildlife service are among the longest and most uncertain parts of the entitlement process. The Company continues to work aggressively with these entities and with the City of Rancho Cordova on the Rio Del Oro and Westborough projects and with the County of Sacramento on the Glenborough and Easton Place projects to provide data and resolve open issues. Wetlands mitigation, endangered species, water and traffic are issues on all the projects. Current project status is as follows:

     o The City of Rancho Cordova now expects to release the draft Environmental Impact Review and the Environmental Impact Study (EIR/EIS) for the 2,700 acre Rio Del Oro project for public comment by the end of October 2006. Typically, it takes about 12 months from the release date to obtain the final rezoning approval.

     o Sacramento County plans to complete the administrative draft of the EIR for Glenborough and Easton Place by the end of 2006.

     o The City of Rancho Cordova released requests for proposals for the preparation of the Westborough EIR. It is too early in the process to predict the timing of final approval.

ADDITIONAL INFORMATION

Retirement benefit plan expense, which is mostly non-cash, decreased to $10.8 million in the third quarter 2006 from $11.9 million in the third quarter 2005. Retirement benefit plan expense decreased to $32.6 million in the first nine months of 2006 from $35.8 million in the first nine months of 2005.

Corporate and other expenses increased to $5.0 million in the third quarter 2006 from $3.5 million in the third quarter 2005. Corporate and other expenses increased to $16.7 million in the first nine months of 2006 from $12.8 million in the first nine months of 2005. The increase in the first nine months of 2006 compared to the same period in 2005 is primarily due to higher expenses related to Company's election of directors and a $1.7 million charge for the Company's estimated share of future remediation costs, following a July 2006 ruling in a lawsuit with Olin Corporation.

                                     -more-

Total debt increased to $462.8 million at August 31, 2006 from $443.0 million at May 31, 2006. The cash balance, including restricted cash, at August 31, 2006 was $85.2 million compared to $38.9 million at May 31, 2006. Total debt less cash decreased from $404.1 million at May 31, 2006 to $377.6 million as of August 31, 2006. The $26.5 million decrease resulted from cash generated by the Aerospace and Defense segment and an income tax refund, offset by interest payments, costs associated with legacy business matters including postretirement plans, and corporate expenses. As of August 31, 2006, the Company had $70.6 million outstanding letters of credit issued under the $80.0 million letter of credit subfacility, and the borrowing limit under the Revolver was $80.0 million with all of it available.

FORWARD-LOOKING STATEMENTS

This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company's management are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company's management that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company's forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

     o cancellation or material modification of one or more significant contracts;
     o    future reductions or changes in U.S. government spending;
     o failure to comply with regulations applicable to contracts with the U.S. government;
     o product failures, schedule delays or other problems with existing or new products and systems or cost-overruns on the Company's fixed-price contracts;
     o significant competition and the Company's inability to adapt to rapid technological changes;
     o the release or explosion of dangerous materials used in the Company's businesses;
     o the results of significant litigation, including the unfair labor claims brought by former employees of the Company's Snappon SA subsidiary in France;
     o disruptions in the supply of key raw materials and difficulties in the supplier qualification process, as well as raw materials price increases;
     o    reduction in airbag propellant volume;
     o a strike or other work stoppage or the Company's inability to renew collective bargaining agreements on favorable terms;
     o the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
     o environmental claims related to the Company's current and former businesses and operations;
     o the possibility that the environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;

                                     -more-

     o requirements to provide guarantees and/or letters of credit to financially assure the Company's environmental obligations;
     o changes in economic and other conditions in the Sacramento metropolitan area, California real estate market or changes in interest rates affecting real estate values in that market;
     o the Company's limited experience in real estate activities and the ability to execute its real estate business plan, including the Company's ability to obtain or caused to be obtained, the necessary final governmental zoning, land use and environmental approvals and building permits;
     o the Company's property being subject to federal, state and local regulations and restrictions that may impose significant limitations on the Company's plans, with much of the Company's property being raw land located in areas that include the natural habitats of various endangered or protected wildlife species;
     o the cost of servicing the Company's debt and compliance with financial and other covenants;
     o effects of changes in discount rates and returns on plan assets of defined benefit pension plans that may require the Company to increase its shareholders' deficit;
     o fluctuations in sales levels causing the Company's quarterly operating results to fluctuate;
     o    additional costs related to the Company's recent divestitures;
     o    costs and time commitment related to acquisition activities;
     o potential changes in accounting and legislation related to defined benefit pension plans;
     o inability to effectively and efficiently implement the necessary initiatives to eliminate the material weakness the Company reported in its internal controls over financial reporting as of November 30, 2005; and
     o those risks detailed from time to time in the Company's reports filed with the SEC.

ABOUT GENCORP

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate business segment that includes activities related to the entitlement, sale, and leasing of the Company's excess real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com.

CONTACT INFORMATION:
Investors: Yasmin Seyal, senior vice president and chief financial officer
916.351.8585 Media: Linda Cutler, vice president, corporate communications 916.351.8650

                               (Tables to follow)

CONSOLIDATED STATEMENTS OF OPERATIONS
GenCorp Inc.

                                                                                 THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                              ------------------------    ------------------------
                                                                              AUGUST 31,    AUGUST 31,    AUGUST 31,    AUGUST 31,
(Dollars in millions, except per-share amounts)                                  2006          2005          2006          2005
---------------------------------------------------------------------------   ----------    ----------    ----------    ----------
                                                                                    (Unaudited)                 (Unaudited)
Net Sales                                                                     $    158.3    $    133.6    $    453.9    $    417.6

COSTS AND EXPENSES
  Cost of products sold                                                            145.4         119.2         418.3         379.8
  Selling, general and administrative                                                6.1           6.9          21.8          22.7
  Depreciation and amortization                                                      6.9           6.7          20.0          21.2
  Other expense (income), net                                                        8.3          (0.1)          9.2          (0.6)
  Interest expense                                                                   7.2           6.0          19.9          18.9
  Unusual items
        Loss on repayment of debt                                                     --            --            --          18.1
        Unrecoverable portion of legal settlement                                     --            --           8.5           2.0
                                                                              ----------    ----------    ----------    ----------
Loss from continuing operations before income taxes and cumulative
 effect of a change in accounting principle                                        (15.6)         (5.1)        (43.8)        (44.5)
  Income tax  benefit                                                               (1.0)         (0.7)         (4.5)        (13.6)
                                                                              ----------    ----------    ----------    ----------
  Loss from continuing operations before cumulative effect of a change
   in accounting principle                                                         (14.6)         (4.4)        (39.3)        (30.9)
  Income (loss) from discontinued operations, net of income taxes                    1.5         (24.5)          3.7         (24.4)
                                                                              ----------    ----------    ----------    ----------
  Loss before the cumulative effect of a change in accounting  principle           (13.1)        (28.9)        (35.6)        (55.3)
   Cumulative effect of a change in accounting principle,
   net of income taxes                                                                --            --          (0.7)           --
                                                                              ----------    ----------    ----------    ----------
Net Loss                                                                      $    (13.1)   $    (28.9)   $    (36.3)   $    (55.3)
                                                                              ==========    ==========    ==========    ==========
INCOME (LOSS) PER SHARE OF COMMON STOCK
BASIC AND DILUTED:
  Loss per share from continuing operations                                   $    (0.26)   $    (0.08)   $    (0.71)   $    (0.57)
  Income (loss) per share from discontinued operations                              0.02         (0.45)         0.06         (0.45)
  Loss per share from cumulative effect of a change in accounting
   principle, net of income taxes                                                     --            --         (0.01)           --
                                                                              ----------    ----------    ----------    ----------
  Net loss per share                                                          $    (0.24)   $    (0.53)   $    (0.66)   $    (1.02)
                                                                              ==========    ==========    ==========    ==========

  Weighted average shares of common stock outstanding                               55.6          54.7          55.3          54.5

                                     -more-

OPERATING SEGMENT INFORMATION
GenCorp Inc.

                                                                                 THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                              ------------------------    ------------------------
                                                                              AUGUST 31,    AUGUST 31,    AUGUST 31,    AUGUST 31,
(Dollars in millions)                                                            2006          2005          2006          2005
---------------------------------------------------------------------------   ----------    ----------    ----------    ----------
                                                                                     (Unaudited)                 (Unaudited)
NET SALES:
  Aerospace and Defense                                                       $    156.6    $    131.8    $    449.0    $    412.6
  Real Estate                                                                        1.7           1.8           4.9           5.0
                                                                              ----------    ----------    ----------    ----------
      Total Net Sales                                                         $    158.3    $    133.6    $    453.9    $    417.6
                                                                              ==========    ==========    ==========    ==========
SEGMENT PERFORMANCE:
AEROSPACE AND DEFENSE
  Segment performance before environmental remediation provision
   adjustments, retirement benefit plan expense, and unusual items            $     13.8    $     16.6    $     39.3    $     42.1
  Environmental remediation provision adjustments                                   (6.9)         (1.4)         (7.5)         (1.9)
  Retirement benefit plan expense                                                   (8.7)         (8.5)        (26.1)        (25.7)
  Unusual Items - Unrecoverable portion of legal settlements                          --            --          (8.5)         (2.0)
                                                                              ----------    ----------    ----------    ----------
  Aerospace and Defense                                                             (1.8)          6.7          (2.8)         12.5
  Real Estate                                                                        0.5           1.1           2.1           2.9
                                                                              ----------    ----------    ----------    ----------
      Total Segment Performance - Income (Loss)                               $     (1.3)   $      7.8    $     (0.7)   $     15.4
                                                                              ==========    ==========    ==========    ==========

                                                                                 THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                              ------------------------    ------------------------
                                                                              AUGUST 31,    AUGUST 31,    AUGUST 31,    AUGUST 31,
(Dollars in millions)                                                            2006          2005          2006          2005
---------------------------------------------------------------------------   ----------    ----------    ----------    ----------
                                                                                     (Unaudited)                 (Unaudited)
RECONCILIATION OF SEGMENT PERFORMANCE TO LOSS FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES AND CUMULATIVE
 EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE:
Segment Performance - income (loss)                                           $     (1.3)   $      7.8    $     (0.7)   $     15.4
  Interest expense                                                                  (7.2)         (6.0)        (19.9)        (18.9)
  Corporate and other expenses                                                      (5.0)         (3.5)        (16.7)        (12.8)
  Corporate and other retirement benefit plan expense                               (2.1)         (3.4)         (6.5)        (10.1)
  Unusual items - loss on repayment of debt                                           --            --            --         (18.1)
                                                                              ----------    ----------    ----------    ----------
Loss from continuing operations before income taxes and cumulative
 effect of a change in accounting principle                                   $    (15.6)   $     (5.1)   $    (43.8)   $    (44.5)
                                                                              ==========    ==========    ==========    ==========

    The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales from continuing operations less applicable costs, expenses, and provisions for restructuring and unusual items relating to operations. Segment performance excludes corporate income and expenses, commercial legacy income and expenses, provisions for unusual items not related to the operations, interest expense, cumulative effect of a change in accounting principle, and income taxes. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance. Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for ongoing business operations, and it is on this basis that management internally assesses the financial performance of its segments.

                                     -more-

CONDENSED CONSOLIDATED BALANCE SHEETS
GenCorp Inc.

                                                                AUGUST 31,     NOVEMBER 30,
(Dollars in millions)                                              2006           2005
------------------------------------------------------------   ------------    ------------
                                                                (Unaudited)
ASSETS
Cash and cash equivalents                                      $       65.4    $       91.7
Restricted cash                                                        19.8               -
Accounts receivable                                                    57.6            82.1
Inventories                                                            63.3            57.1
Recoverable from U.S. government and other third parties for
 environmental remediation costs                                       31.1            24.6
Prepaid expenses and other                                             27.7            24.7
Assets of discontinued operations                                       1.4             1.3
                                                               ------------    ------------
Total current assets                                                  266.3           281.5

NONCURRENT ASSETS

Property, plant and equipment, net                                    132.3           140.0
Recoverable from U.S. government and other third parties
 for environmental remediation costs                                  181.2           171.4
Prepaid pension asset                                                 200.8           233.2
Goodwill                                                              102.0           102.0
Intangible assets                                                      25.6            26.8
Other noncurrent assets, net                                          108.4           102.5
                                                               ------------    ------------
Total noncurrent assets                                               750.3           775.9
                                                               ------------    ------------
Total assets                                                   $    1,016.6    $    1,057.4
                                                               ============    ============

LIABILITIES AND SHAREHOLDERS' DEFICIT
Short-term borrowings and current portion of long-term debt    $       21.3    $        1.4
Accounts payable                                                       22.8            57.1
Reserves for environmental remediation costs                           51.7            51.7
Income taxes payable                                                   11.3             5.9
Postretirement medical and life benefits                               11.8            11.9
Advanced payments on contracts                                         55.5            44.8
Other current liabilities                                              92.8            97.7
Liabilities of discontinued operations                                  1.8             1.9
                                                               ------------    ------------
Total current liabilities                                             269.0           272.4

Noncurrent liabilities
Convertible subordinated notes                                        271.4           291.2
Senior subordinated notes                                              97.5            97.5
Other long-term debt, net of current portion                           72.6            53.8
Reserves for environmental remediation costs                          226.5           216.3
Postretirement medical and life benefits                              127.9           137.9
Other noncurrent liabilities                                           49.6            61.0
                                                               ------------    ------------
Total noncurrent liabilities                                          845.5           857.7
                                                               ------------    ------------
Total liabilities                                                   1,114.5         1,130.1
Total shareholders' deficit                                           (97.9)          (72.7)
                                                               ------------    ------------
Total liabilities and shareholders' deficit                    $    1,016.6    $    1,057.4
                                                               ============    ============

                                      ####